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                                                                    Exhibit 23.1



                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of PanAmSat Corporation on Form S-4 of our report dated January 10, 2002 (March 7, 2002 as to the PAS-7 Insurance Claim described in Note 4, and the Refinancing described in Note 5), appearing in the Annual Report on Form 10-K of PanAmSat Corporation for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP



Stamford, Connecticut
April 26, 2002